Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-4 of our report dated May 24, 2021, relating to the financial statements of Live Oak Acquisition Corp. II (as restated), which is contained in the Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 15, 2021